Exhibit 99.1
CVR Energy Reports First Quarter 2026 Results
•For first quarter 2026, net loss attributable to CVR Energy stockholders of $192 million including $158 million in unrealized derivative losses, which losses do not include locked in value from the sale of NYMEX crack spread swaps entered into during the quarter totaling $447 million expected to be realized through 2027
•Adjusted EBITDA of $37 million
•Declared cash dividend of 10 cents for the first quarter 2026
•CVR Partners announced a first quarter 2026 cash distribution of $4.00 per common unit
SUGAR LAND, Texas (April 29, 2026) – CVR Energy, Inc. (“CVR Energy” or the “Company”) (NYSE: CVI) today announced its first quarter 2026 results including a net loss attributable to CVR Energy stockholders of $192 million, or $1.91 per diluted share, and an adjusted loss per diluted share of $1.24, compared to net loss attributable to CVR Energy stockholders of $123 million, or $1.22 per diluted share, and an adjusted loss per diluted share of 58 cents for the first quarter of 2025. Net loss for the first quarter of 2026 was $160 million compared to net loss of $105 million for the first quarter of 2025. First quarter 2026 losses do not include locked in value from the sale of NYMEX crack spread swaps during the quarter totaling $447 million expected to be realized through 2027. Adjusted EBITDA for the first quarter of 2026 was $37 million, compared to adjusted EBITDA of $24 million for the first quarter of 2025.
“CVR Energy’s first quarter operations were solid, with crude utilization of 97 percent and ammonia plant utilization of 103 percent,” said Mark Pytosh, CVR Energy’s Chief Executive Officer. “The major geopolitical events of the past few months have created significant volatility in energy and fertilizer markets. However, as a result of our expected locked in value of $447 million from the sale of NYMEX crack spread swaps we expect to realize through 2027, among other matters, we believe our assets are well-positioned to increase in value. We are therefore pleased to announce a first quarter cash dividend of 10 cents per share and while there can be no guarantees, we are hopeful to be able to raise the dividend in the future.
“CVR Partners posted strong operating results for the first quarter of 2026, and demand was robust for the spring planting season,” Pytosh said. “In addition to the solid operating results, CVR Partners was pleased to declare a first quarter distribution of $4.00 per common unit.”
Segment Highlights
Due to the reversion of the renewable diesel unit at the Wynnewood refinery back to hydrocarbon processing and based on the Company’s revised reporting assessment performed during the first quarter of 2026, the renewables business no longer meets the requirements to be disclosed as a separate reportable segment. Effective beginning with the first quarter of 2026, all prior period Renewables activity is consolidated within “Other” and disclosures have been retrospectively adjusted to reflect the current segment presentation.

Below are financial and operational highlights of each of the Company’s reportable segments:

	Three Months Ended March 31,
	2026	2025
Petroleum Segment
Petroleum Segment net loss (in millions)	$(193)	$(160)
Petroleum Segment EBITDA* (in millions)	(139)	(119)
Petroleum Segment Adjusted EBITDA* (in millions)	(50)	(30)

Total throughput barrels per day	214,268	120,377

Refining margin* ($ per throughput barrel)	$0.12	$(0.42)
Adjusted refining margin* ($ per throughput barrel)	4.72	7.72
Direct operating expenses* ($ per throughput barrel)	6.10	8.58

Nitrogen Fertilizer Segment
Nitrogen Fertilizer Segment net income (in millions)	$50	$27
Nitrogen Fertilizer Segment EBITDA and Adjusted EBITDA* (in millions)	78	53

Ammonia utilization rate (percent of capacity utilization)	103%	101%

Ammonia sales volumes (thousands of tons)	73	60
UAN sales volumes (thousands of tons)	310	336

Ammonia pricing at gate ($ per ton)	$687	$554
UAN pricing at gate ($ per ton)	343	256

*See “Non-GAAP Reconciliations” section below.
Corporate and Other
The Company reported an income tax benefit of $29 million, or 15.2 percent of loss before income taxes, for the three months ended March 31, 2026, compared to an income tax benefit of $49 million, or 31.8 percent of loss before income taxes, for the three months ended March 31, 2025. The change in income tax benefit was primarily due to an increase in overall pretax earnings. In addition, the change in the effective tax rate from the three months ended March 31, 2025 to the three months ended March 31, 2026 was primarily caused by changes in pretax earnings attributable to noncontrolling interests and the impact of state tax credits relative to overall pretax earnings.
Cash, Debt and Dividend
Consolidated cash and cash equivalents were $512 million at March 31, 2026. Consolidated total debt and finance lease obligations were $1.8 billion at March 31, 2026, including $570 million held by the Nitrogen Fertilizer Segment.
On February 12, 2026, CVR Energy completed the issuance of $600 million in aggregate principal amount of 7.500% Senior Notes due 2031 (the “2031 Notes”) and $400 million in aggregate principal amount of 7.875% Senior Notes due 2034 (the “2034 Notes”, and together with the 2031 Notes, the “Notes”). Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2026. The 2031 Notes will mature on February 15, 2031, unless earlier redeemed or purchased. The 2034 Notes will mature on February 15, 2034, unless earlier redeemed or purchased.
In February 2026, CVR Energy used the net proceeds from the Notes to redeem all of its outstanding 8.500% Senior Notes, due 2029 (the “2029 Notes”), $217 million aggregate principal amount of the outstanding 5.750% Senior Secured Notes, due 2028, and repay all of the aggregate principal balance of the senior secured term loan facility, plus accrued and unpaid interest. As a result of these transactions, the Company recognized a $32 million loss on extinguishment of debt in the first quarter of 2026, which consists of the call premium on the 2029 Notes and the write-off of unamortized deferred financing costs.
CVR Energy announced a first quarter 2026 cash dividend of 10 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on May 18, 2026, to stockholders of record as of May 11, 2026.

CVR Partners announced that the Board of Directors of its general partner declared a first quarter 2026 cash distribution of $4.00 per common unit, which will be paid on May 18, 2026, to common unitholders of record as of May 11, 2026.
First Quarter 2026 Earnings Conference Call
CVR Energy previously announced that it will host its first quarter 2026 Earnings Conference Call on Thursday, April 30, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.
The first quarter 2026 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (800) 715-9871, conference ID 3388257. A repeat of the call can be accessed for seven days by dialing (800) 770-2030, conference ID 3388257. The webcast will be archived and available on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; drivers of our results; impacts of planned and unplanned downtime and turnarounds on our results; asset utilization, capture, production volume, throughput, product yield and crude oil gathering rates, including the factors impacting same; crack spreads and the impacts thereof on our results; prospects for the refining industry; impact of costs to comply with the Renewable Fuel Standard (“RFS”) and revaluation of our RFS liability; ability to secure RFS waivers; reportable segments; supply and demand trends; refining supply additions; RIN and product pricing; global fertilizer industry conditions; production levels and utilization at our nitrogen fertilizer facilities; nitrogen fertilizer sales volumes; dividends and distributions, including the timing, payment and amount (if any) thereof and any potential increase to future dividends; direct operating expenses, capital expenditures, depreciation and amortization, including the impacts thereof on our results; the realization of value from the sale of NYMEX crack spread swaps through 2026 or 2027 or at all; increase in value of our assets; timing of determinations and other interactions with, and submissions to, regulatory authorities and agencies; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) demand for fossil fuels and price volatility of crude oil, other feedstocks and refined products; the ability of Company to pay or increase cash dividends and of CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; the risk that we will not old our NYMEX crack spread swaps through expiration and settlement or will otherwise fail to realize the benefits related to such arrangements; impacts of the planting season on CVR Partners; our controlling shareholder’s intention regarding ownership of our common stock or CVR Partners’ common units; general economic and business conditions; political disturbances, geopolitical instability and tensions; existing and future laws, rulings, policies and regulations, including the reinterpretation or amplification thereof by regulators, and including but not limited to those relating to the environment, climate change, and/or the production, transportation, or storage of hazardous chemicals, materials, or substances, like ammonia; political uncertainty and impacts to the oil and gas industry and the United States economy generally as a result of actions taken by the administration, including the imposition of tariffs or changes in climate or other energy laws, rules, regulations, or policies; impacts of plant outages; potential operating hazards from accidents, fires, severe weather, tornadoes, floods, wildfires, or other natural disasters; the health and economic effects of any pandemic, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the renewable fuels and petroleum refining and marketing business, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners. CVR Energy subsidiaries serve as the general partner and own approximately 37 percent of the common units of CVR Partners.
Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.
Contact Information:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVREnergy.com
Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures
Our management uses certain non-GAAP measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are important factors in assessing our operating results and profitability and include the measures defined below.
The following are non-GAAP measures we present for the periods ended March 31, 2026 and 2025:
EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.
Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.
Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.
Adjusted Refining Margin - Refining Margin adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.
Refining Margin and Adjusted Refining Margin, per Throughput Barrel - Refining Margin and Adjusted Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.
Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.
Adjusted EBITDA, Petroleum Adjusted EBITDA, and Nitrogen Fertilizer Adjusted EBITDA - EBITDA, Petroleum EBITDA, and Nitrogen Fertilizer EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.
Adjusted Earnings (Loss) per Share - Earnings (loss) per share adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.
Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.
We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining and fertilizer industries, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. See “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.
Factors Affecting Comparability of Our Financial Results
Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reasons discussed below.
Petroleum Segment
Major Scheduled Turnaround Activities - Total capitalized turnaround expenditures as part of planned turnarounds were less than $1 million and $166 million during the three months ended March 31, 2026 and 2025, respectively.

CVR Energy, Inc.
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Net sales	$1,980	$1,646
Operating costs and expenses:
Cost of materials and other	1,825	1,517
Direct operating expenses (exclusive of depreciation and amortization)	181	154
Depreciation and amortization	77	66
Cost of sales	2,083	1,737
Selling, general and administrative expenses (exclusive of depreciation and amortization)	39	37
Depreciation and amortization	2	2
Other operating expenses, net	1	1
Operating loss	(145)	(131)
Other (expense) income:
Interest expense, net	(58)	(25)
Other income, net	14	2
Loss before income taxes	(189)	(154)
Income tax benefit	(29)	(49)
Net loss	(160)	(105)
Less: Net income attributable to noncontrolling interest	32	18
Net loss attributable to CVR Energy stockholders	$(192)	$(123)

Basic and diluted loss per share	$(1.91)	$(1.22)

Adjusted loss per share *	$(1.24)	$(0.58)
EBITDA *	(52)	(61)
Adjusted EBITDA *	37	24

Weighted-average common shares outstanding - basic and diluted	100.5	100.5

*See “Non-GAAP Reconciliations” section below.
Selected Consolidated Balance Sheet Data

(in millions)	March 31, 2026	December 31, 2025
Cash and cash equivalents	$512	$511
Working capital (inclusive of cash and cash equivalents)	445	561
Total assets	3,861	3,706
Total debt and finance lease obligations, including current portion	1,784	1,765
Total liabilities	3,126	2,808
Total CVR stockholders’ equity	538	730

Selected Consolidated Cash Flow Data

	Three Months Ended March 31,
(in millions)	2026	2025
Net cash provided by (used in):
Operating activities	$64	$(195)
Investing activities	(43)	(82)
Financing activities	(20)	(15)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$1	$(292)

Free cash flow *	$21	$(285)

* See “Non-GAAP Reconciliations” section below.
Selected Segment Data

	Three Months Ended March 31,
	2026			2025
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$1,803	$180	$1,980	$1,477	$143	$1,646
Operating (loss) income	(193)	58	(145)	(161)	35	(131)
Net (loss) income	(193)	50	(160)	(160)	27	(105)
EBITDA *	(139)	78	(52)	(119)	53	(61)

Capital expenditures (1)
Maintenance	$19	$8	$28	$41	$4	$45
Growth	10	6	16	8	2	10
Total capital expenditures	$29	$14	$44	$49	$6	$55

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures.

	March 31, 2026			December 31, 2025
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Cash and cash equivalents (1)	$265	$128	$512	$253	$69	$511
Total assets	3,111	1,018	3,861	2,987	969	3,706
Total debt and finance lease obligations, including current portion (2)	40	570	1,784	195	570	1,765

(1)Corporate cash and cash equivalents consisted of $115 million and $180 million at March 31, 2026 and December 31, 2025, respectively.
(2)Corporate total debt and finance lease obligations, including current portion consisted of $1.2 billion and $1.0 billion at March 31, 2026 and December 31, 2025, respectively.

Petroleum Segment
Refining Throughput and Production Data by Refinery

Throughput Data	Three Months Ended March 31,
(in bpd)	2026	2025
Coffeyville
Gathered crude	50,723	26,728
Other domestic	62,045	12,348
Canadian	17,384	640
Other feedstocks and blendstocks	11,243	6,330
Wynnewood
Gathered crude	58,154	68,572
Other domestic	11,556	573
Other feedstocks and blendstocks	3,163	5,186
Total throughput	214,268	120,377

Production Data	Three Months Ended March 31,
(in bpd)	2026	2025
Coffeyville
Gasoline	74,789	18,940
Distillate	57,138	20,233
Other liquid products	4,439	6,324
Solids	5,981	1,321
Wynnewood
Gasoline	36,699	39,740
Distillate	30,343	24,948
Other liquid products	2,413	5,058
Solids	10	11
Total production	211,812	116,575

Crude utilization (1)	96.8%	52.7%
Distillate yield (as % of crude throughput) (2)	43.8%	41.5%
Light product yield (as % of crude throughput) (3)	99.6%	95.4%
Liquid volume yield (as % of total throughput) (4)	96.1%	95.7%

(1)Total Gathered crude, Other domestic, and Canadian throughput (collectively, “Total Crude Throughput”) divided by consolidated crude oil throughput capacity of 206,500 bpd.
(2)Total Distillate divided by Total Crude Throughput.
(3)Total Gasoline and Distillate divided by Total Crude Throughput.
(4)Total Gasoline, Distillate, and Other liquid products divided by total throughput.

Key Market Indicators

	Three Months Ended March 31,
(dollars per barrel)	2026	2025
West Texas Intermediate (WTI) NYMEX	$72.67	$71.42
Crude Oil Differentials to WTI:
Brent	5.70	3.56
WCS (heavy sour)	(13.91)	(12.45)
Midland Cushing	1.09	1.10
NYMEX Crack Spreads:
Gasoline	22.52	16.83
Heating Oil	51.16	28.46
NYMEX 2-1-1 Crack Spread	36.84	22.64
PADD II Group 3 Product Basis:
Gasoline	(13.66)	(2.81)
Ultra-Low Sulfur Diesel	(16.86)	(7.19)
PADD II Group 3 Product Crack Spread:
Gasoline	8.86	14.02
Ultra-Low Sulfur Diesel	34.30	21.27
PADD II Group 3 2-1-1	21.58	17.65
Nitrogen Fertilizer Segment

Production Data

	Three Months Ended March 31,
	2026	2025
Consolidated production volume (thousands of tons):
Ammonia (gross produced) (1)	220	216
Ammonia (net available for sale) (1)	70	64
UAN	335	348

Feedstock:
Petroleum coke used in production (thousands of tons)	138	131
Petroleum coke used in production (dollars per ton)	$33.94	$42.43
Natural gas used in production (thousands of MMBtus) (2)	2,115	2,159
Natural gas used in production (dollars per MMBtu) (2)	$5.40	$4.62

(1)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(2)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended March 31,
	2026	2025
Ammonia — Southern plains (dollars per ton)	$729	$562
Ammonia — Corn belt (dollars per ton)	771	618
UAN — Corn belt (dollars per ton)	410	324

Natural gas NYMEX (dollars per MMBtu)	$4.74	$3.87
Q2 2026 Outlook
The table below summarizes our outlook for certain operational statistics and financial information for the second quarter of 2026. See “Forward-Looking Statements” above.

	Q2 2026
	Low	High
Petroleum Segment
Total throughput (bpd)	200,000	215,000
Crude utilization (1)	92%	99%
Direct operating expenses (in millions) (2)	$110	$120

Nitrogen Fertilizer Segment
Ammonia utilization rate	95%	100%
Direct operating expenses (in millions) (2)	$57	$62

Capital Expenditures (in millions) (3)
Petroleum Segment	$35	$40
Nitrogen Fertilizer Segment	28	32
Other	2	5
Total capital expenditures	$65	$77

(1)Represents crude oil throughput divided by consolidated crude oil throughput capacity of 206,500 bpd.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and inventory valuation impacts.
(3)Turnaround and capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in millions)	2026	2025
Net loss	$(160)	$(105)
Interest expense, net	58	25
Income tax benefit	(29)	(49)
Depreciation and amortization	79	68
EBITDA	(52)	(61)
Adjustments:
Changes in RFS obligation, unfavorable	51	112
Unrealized loss (gain) on derivatives, net	158	(3)
Inventory valuation impacts, favorable	(120)	(24)
Adjusted EBITDA	$37	$24
Reconciliation of Basic and Diluted Loss per Share to Adjusted Loss per Share

	Three Months Ended March 31,
	2026	2025
Basic and diluted loss per share	$(1.91)	$(1.22)
Adjustments: (1)
Changes in RFS obligation, unfavorable	0.38	0.84
Unrealized loss (gain) on derivatives, net	1.19	(0.03)
Inventory valuation impacts, favorable	(0.90)	(0.17)
Adjusted loss per share	$(1.24)	$(0.58)

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.
Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow

	Three Months Ended March 31,
(in millions)	2026	2025
Net cash provided by (used in) operating activities	$64	$(195)
Less:
Capital expenditures	(47)	(51)
Capitalized turnaround expenditures	—	(43)
Return of equity method investment	4	4
Free cash flow	$21	$(285)

Reconciliation of Petroleum Segment Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in millions)	2026	2025
Petroleum net loss	$(193)	$(160)
Interest expense, net	2	—
Depreciation and amortization	52	41
Petroleum EBITDA	(139)	(119)
Adjustments:
Changes in RFS obligation, unfavorable	51	112
Unrealized loss (gain) on derivatives, net	158	(3)
Inventory valuation impacts, favorable (1)	(120)	(20)
Petroleum Adjusted EBITDA	$(50)	$(30)
Reconciliation of Petroleum Segment Gross Loss to Refining Margin and Adjusted Refining Margin

	Three Months Ended March 31,
(in millions)	2026	2025
Net sales	$1,803	$1,477
Less:
Cost of materials and other	(1,801)	(1,482)
Direct operating expenses (exclusive of depreciation and amortization)	(118)	(93)
Depreciation and amortization	(52)	(41)
Gross loss	(168)	(139)
Add:
Direct operating expenses (exclusive of depreciation and amortization)	118	93
Depreciation and amortization	52	41
Refining margin	2	(5)
Adjustments:
Changes in RFS obligation, unfavorable	51	112
Unrealized loss (gain) on derivatives, net	158	(3)
Inventory valuation impacts, favorable (2)	(120)	(20)
Adjusted refining margin	$91	$84

Total throughput barrels per day	214,268	120,377
Days in the period	90	90
Total throughput barrels	19,284,129	10,833,969

Refining margin per total throughput barrel	$0.12	$(0.42)
Adjusted refining margin per total throughput barrel	4.72	7.72
Direct operating expenses per total throughput barrel	6.10	8.58

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.

Reconciliation of Nitrogen Fertilizer Segment Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in millions)	2026	2025
Nitrogen Fertilizer net income	$50	$27
Interest expense, net	8	8
Depreciation and amortization	20	18
Nitrogen Fertilizer EBITDA and Adjusted EBITDA	$78	$53